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Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No's. 33-37566, 33-40776, 33-61397, 33-33026 and
333-81409) of Central Newspapers, Inc. of our reports dated January 28, 2000 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Phoenix, Arizona
March 20, 2000